EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-78575
(To Prospectus dated July 3, 2003)





                             [INTERNET HOLDRS LOGO]



                        1,000,000,000 Depositary Receipts
                           Internet HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet HOLDRS (SM) Trust.

     The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                        Share         Primary
                        Name of Company        Ticker  Amounts    Trading Market
     Amazon.com, Inc.                           AMZN     18           NASDAQ
     Ameritrade Holding Corporation             AMTD      9           NASDAQ
     CMGI Inc.                                  CMGI     10           NASDAQ
     CNET Networks, Inc.                        CNET      4           NASDAQ
     DoubleClick Inc.                           DCLK      4           NASDAQ
     EarthLink, Inc.                            ELNK    6.23          NASDAQ
     eBay Inc.(1)                               EBAY     24           NASDAQ
     E*TRADE Financial Corporation               ET      12            NYSE
     Network Associates, Inc.                   NET       7           NASDAQ
     Priceline.com Incorporated                 PCLN    1.167         NASDAQ
     RealNetworks, Inc.                         RNWK      8           NASDAQ
     Time Warner Inc.                           TWX      42            NYSE
     Yahoo! Inc.                                YHOO     26           NASDAQ
       ---------------

       (1) eBay Inc. announced a two-for-one stock split on its common stock payable to shareholders of record as of August 4, 2003. eBay began trading on a split-adjusted basis on August 29, 2003. As of September 4, 2003, the share amount of eBay represented by a round lot of 100 Internet HOLDRS is 24.

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2003.